MANAGEMENT AND ADMINISTRATIVE SERVICES AGREEMENT

THIS AGREEMENT made as of the 1st day of April 2004.

BETWEEN:

     GILDER ENTERPRISES INC., a company
     incorporated under the laws of the
     State of Nevada

     (Herein referred to as “Gilder” or the “Company”)

AND:

     ANGUS CONSULTING INC., of
      3639 Garibaldi Drive
      North Vancouver, British Columbia, Canada

     (Herein referred to as “Angus Management”)

WHEREAS:

A.	Angus Management, a company incorporated under the laws of the Province of British Columbia, maintains an office with administration services, including telephone, fax and computer services;

B.	Joseph Bowes, an employee of Angus Management, has business and management expertise relevant to Gilder’s business;

C.	Gilder requires management and administrative services, project management services and office administration services including, telephone, fax and computer services, and wishes to retain Angus Management to provide same.

NOW THEREFORE THIS AGREEMENT WITNESSES that the parties agree as follows:

1.	SERVICES AND SCOPE OF WORK

Angus Management will:

	(a)	Provide the services of Joseph Bowes as President of Gilder to carry out the management and direction of the business of the Company, including retaining appropriate consultants, and managing, supervising and coordinating the business activities carried out by Gilder (the “Management Services”); and
	(b)	Provide office administration services including telephone, fax and computer services related to the Management Services (the “Administrative Services”).

2.	TERM

The Term of this Agreement shall be for a period of two years commencing April 1, 2004 and ending March 30, 2006.

3.	COMPENSATION

In consideration of Angus Management providing the above Management Services and Administrative Services, Gilder agrees to pay to Angus Management a consulting fee in the amount of US $900.00 per month payable on the 1st day of each month. It is understood that the Management Services to be provided by Bowes on behalf of Angus Management to Gilder will account for approximately 15% of Bowes's business time. It is further agreed that, in the event that Bowes is required to spend more than 15% of his business time in providing the Management Services, the consulting fee above will be increased to an amount equal to the fair market value of Bowes's services.

4.	EXPENSES

It is understood and agreed that Angus Management will incur out-of-pocket expenses in connection with rendering the services provided for under this Agreement, including expenses related to travel. Apart from incidental parking, photocopying and long distance telephone charges related directly to the services provided, any travel and other expenses shall be as agreed with Gilder in advance. To the extent that convenient arrangements cannot be made to have such expenses paid directly by the Company, they will be invoiced by Angus Management to Gilder at cost.

5.	CONFIDENTIAL INFORMATION

Angus Management covenants and agrees that it shall not disclose to anyone any confidential information with respect to the business or affairs of Gilder, except as may be necessary and in the best interests of Gilder or as required by a court or legal tribunal of competent jurisdiction. This obligation shall survive the expiry of this Agreement.

6.	TERMINATION OF SERVICES

The parties agree that Angus Management’s services under this Agreement may be terminated as follows: (a) by Gilder upon giving 30 days written notice of termination to Angus Management, or (b) with the mutual written consent of both Gilder and Angus Management.

7.	SEVERABILITY

In the event that any provision or part of this Agreement shall be deemed to be null and void by a Court of competent jurisdiction, the remaining provisions or parts shall remain in full force and effect.

8.	TERMINATION OF PRIOR MANAGEMENT SERVICES AGREEMENT

It is explicitly agreed between the parties that this Agreement will replace and supercede the pre-existing July 1, 2002 Management Services Agreement between the parties, which is herewith terminated and of no further force or effect.

9.	ENTIRE AGREEMENT

This Agreement constitutes the entire Agreement between the parties with respect to the retaining by Gilder of Angus Management, and any and all previous agreements, written or oral, express or implied, between the parties relating to the retaining of Angus Management by Gilder, are terminated.

10.	MODIFICATION OF AGREEMENT

Any modification to this Agreement must be agreed in writing and signed by the parties or it shall have no effect and shall be void.

11.	HEADINGS

The headings used in this Agreement are for convenience only and are not to be construed in any way as additions or limitations of the covenants and agreements contained in it.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.

GILDER ENTERPRISES INC.

Per: /s/ Joseph Bowes
Joseph Bowes, President
Authorized Signatory

ANGUS CONSULTING INC.

Per: /s/ Joseph Bowes
Joseph Bowes, President
Authorized Signatory